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                                                                   Exhibit 3.23

                           CERTIFICATE OF CONVERSION
                                      OF
                         AVIS RENT A CAR SYSTEM, INC.
                                      TO
                          AVIS RENT A CAR SYSTEM, LLC

                    Pursuant to Section 266 of the General
                   Corporation Law of the State of Delaware and Sections 18.204 and 18-214 of the Delaware Limited Liability Company Act

       Avis Rent a Car System, Inc., a Delaware corporation (the
"Corporation"), does hereby certify to the following facts relating to the conversion of the Corporation into a Delaware limited liability company (the "Conversion") under the name Avis Rent a Car System, LLC:

       FIRST: The name of the Corporation immediately prior to the filing of this Certificate of Conversion is Avis Rent A Car System, Inc.

       SECOND: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on the 18th day of September, 1956. The Corporation's jurisdiction of incorporation immediately prior to the filing of this Certificate of Conversion is the State of Delaware.

       THIRD: The name of the limited liability company into which the Corporation shall be converted, as set forth in its Certificate of Formation, is Avis Rent A Car System, LLC.

       FOURTH: This Certificate of Conversion to a Delaware limited liability company shall be effective on the 19th day of January, 2006.

       FIFTH: The Conversion has been approved in accordance with Section 266 of the General Corporation Law of the State of Delaware and Sections 18-204 and 18-214 of the Delaware Limited Liability Company Act.

       IN WITNESS WHEREOF, the Corporation has caused this Certificate of Conversion to be executed on this 19th day of January, 2006.

                                           AVIS RENT A CAR SYSTEM, INC.

                                           By:    /s/ Richard S. Meisner
                                                  -----------------------------
                                           Name:  Richard S. Meisner
                                           Title: Vice President and Secretary

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                           CERTIFICATE OF FORMATION
                                      OF
                          AVIS RENT A CAR SYSTEM, LLC

1. The name of the limited liability company is Avis Rent A Car System, LLC.

2. The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is: Corporation Service Company.

3. This Certificate of Formation shall be effective on the 19th day of January 2006.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Avis Rent A Car system, LLC on this 19th day of January 2006.

                                           Avis Rent A Car System, LLC

                                           By:    /s/ Lynn A. Feldman
                                                  -----------------------------
                                           Name:  Lynn A. Feldman
                                           Title: Authorized Person

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                                   CORRECTED
                     RESTATED CERTIFICATE OF INCORPORATION
                                      Of
                         AVIS RENT A CAR SYSTEM, INC.

                   Pursuant to Section 103(f) of the General
                   Corporation Law of the State of Delaware

       Avis Rent A Car System, Inc., a Delaware corporation incorporated on September 18, 1956 under the name Avis Rent-A-Car System, Inc. (the "Corporation"), filed a Restated Certificate of Incorporation, adopted pursuant to Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, on October 17, 1996 which contained a typographical error in the total number of shares of authorized stock in Article FOURTH. The Restated Articles are set forth in their corrected form below;

       FIRST: The name of the Corporation is Avis Rent A Car System, Inc. (hereinafter the "Corporation").

       SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

       THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title B of the Delaware Code (the "GCL").

       FOURTH: The total number of shares of shares of stock which the Corporation shall have authority to issue is 10,000 shares of Common Stock, each having a par value of one penny ($0.01).

       FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation, and of its directors and stockholders:

   1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

   2. The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

   3. The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

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   4. No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article FIFTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

   5. If the GCL is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended.

   6. The provisions of this Article FIFTH shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability of a director that has not been eliminated or limited by the provisions of subsections (4) and (5) of this Article FIFTH.

   7. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

       SIXTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

       SEVENTH: The Corporation reserves the right to amend, alter, change or repeal any prevision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, the Corporation has caused this Corrected Restated Certificate of Incorporation to be duly executed in its name this 25th day of November, 1996.

                                           AVIS RENT A CAR SYSTEM, INC.

                                           By:    /s/ Karen C. Sclafani
                                                  -----------------------------
                                           Name:  Karen C. Sclafani
                                           Title: Assistant Secretary